Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

March 1, 2013

US Ecology, Inc.

300 E. Mallard Dr.

Suite 300

Boise, ID 83706

Re: Registration Statement on Form S-4

Gentlemen and Ladies:

We have acted as counsel to US Ecology, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement”) filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuances from time to time of up to an aggregate of $100,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in connection with future exchange offers, business combination transactions or acquisitions by the Company or its subsidiaries of other businesses, assets or securities (such shares of Common Stock, the “Shares”).

The Registration Statement provides that the Shares may be offered in one or more offerings in amounts and on terms as may be determined at the time of the offering, to be set forth, if necessary, in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares as set forth below.

As such counsel, we have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company and its subsidiaries).

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Shares, when (a) issued, delivered and paid for in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreements governing the issuance of such shares (the “Acquisition Agreements”), and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefore as duly authorized and approved by the Board of Directors of the Company (the “Board of Directors”) (or a duly authorized committee thereof) not less than the per share par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

US Ecology, Inc.
March 1, 2013

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares offered pursuant to the Registration Statement and any appropriate Prospectus Supplement: (i) the Board of Directors (or a duly authorized committee thereof) shall have duly authorized and taken any other necessary corporate or other action to approve offer, sale and issuance of the Shares; (ii) the resolutions authorizing the Company to register, offer, sell and issue the Shares will remain in effect and unchanged at all times during which the Shares are offered, sold or issued by the Company; (iii) the terms of the issuance and sale of the Shares (x) will have been duly established in accordance with all applicable law and the restated certificate of incorporation and amended and restated bylaws of the Company (collectively, the “Charter”), the Acquisition Agreements and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter and the Acquisition Agreements (subject to the further assumption that such Charter and Acquisition Agreements have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter; (v) the Shares and any certificates representing the Shares, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant Acquisition Agreement, if applicable, duly executed and delivered by the Company and any other appropriate party; (vi) each Acquisition Agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company); (vii) the Registration Statement (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462, will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (viii) if necessary, an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Shares offered thereby; (ix) the Shares shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and any applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; and (x) in the case of an agreement or instrument pursuant to which any Shares are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP